Exhibit 99.2

Pre-Announcement of the Public Tender Offer by
Liberty Global plc, London, United Kingdom
(or one or several of its direct or indirect subsidiaries, in which case Liberty Global plc will guarantee their obligations to the extent required)
for all publicly held registered shares with a nominal value of CHF 1.00 each of
Sunrise Communications Group AG, Opfikon, Switzerland
On the terms and subject to the conditions set forth below, Liberty Global plc, a public limited company organized under the United Kingdom Companies Act 2006, with registered office in London, United Kingdom (Liberty Global), or one or several of its direct or indirect subsidiaries (Liberty Global or such subsidiary or subsidiaries, the Offeror), intends to launch within six (6) weeks a public tender offer (the Offer) pursuant to art. 125 et seq. of the Swiss Federal Act on Financial Market Infrastructure and Market Conduct in Securities and Derivatives Trading of June 19, 2015 (Bundesgesetz über die Finanzmarktinfrastrukturen und das Marktverhalten im Effekten- und Derivatehandel), as amended, and its implementing ordinances for all publicly held registered shares (Namenaktien) of Sunrise Communications Group AG, Opfikon, Switzerland (the Company or Sunrise), with a nominal value of CHF 1.00 each (each, a Sunrise Share).
On August 12, 2020, Liberty Global and the Company entered into a transaction agreement pursuant to which Liberty Global agreed to, or cause the Offeror to, submit, publish and conduct the Offer, and the Company's board of directors has unanimously resolved, inter alia, to recommend the Offer for acceptance by the holders of Sunrise Shares. On the same date, Liberty Global and freenet AG (Freenet), a stock corporation organized under the laws of Germany with registered office in Büdelsdorf, Germany, holding 11,051,578 Sunrise Shares, corresponding to 24.4% of the Company's share capital as of the date of this pre-announcement (the Pre-Announcement), entered into a tender undertaking in which Freenet agreed to tender all 11,051,578 Sunrise Shares held by Freenet into the Offer.
I.    Terms of the Offer
The Offer is expected to be made on the following main terms:
A.    Object of the Offer
Except as set forth below and subject to the offer restrictions, the Offer will extend to all publicly held Sunrise Shares.
The Offer will not extend to (i) Sunrise Shares held by Liberty Global or any of its direct or indirect subsidiaries (each direct or indirect subsidiary of Liberty Global or of Sunrise, including in the case of Liberty Global the Offeror, hereinafter a Subsidiary, and Sunrise together with its Subsidiaries, the Sunrise Group), (ii) Sunrise Shares held by the Company or any of its Subsidiaries or (iii) the

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American Depositary Receipts of the Company which are traded over the counter (OTC) in the United States of America.
B.    Offer Price
The offer price for each Sunrise Share is CHF 110.00 net in cash (the Offer Price).
The Offer Price will be reduced by the gross amount of any dilutive effects in respect of the Sunrise Shares prior to the consummation of the Offer (the Settlement, and the date of such Settlement, the Settlement Date), including dividend payments and other distributions of any kind, stock splits or reverse stock splits, demergers and spin-offs, capital increases and the sale of treasury shares at an issuance or sale price per Sunrise Share below the Offer Price, the purchase by the Company or any of its Subsidiaries of Sunrise Shares at a purchase price above the lower of the Offer Price and the prevailing share price, the issuance by the Company or any of its Subsidiaries of options, warrants, convertible securities or other rights to acquire Sunrise Shares or other securities of the Company, and repayments of capital in any form.
The Offer Price implies a premium of 32% to the volume-weighted average price of all on-exchange transactions in Sunrise Shares executed on the SIX Swiss Exchange Ltd (SIX) during the sixty (60) SIX trading days (each a Trading Day) prior to the publication of this Pre-Announcement (being CHF 83.17).
C.    Offer Period and Additional Acceptance Period
It is expected that the offer prospectus relating to the Offer (the Offer Prospectus) will be published within six (6) weeks from the date of this Pre-Announcement. After the lapse of the cooling-off period of ten (10) Trading Days, the Offer will be open for acceptance for at least twenty (20) Trading Days (the Offer Period). The Offeror reserves the right to extend the Offer Period once or several times to a maximum of forty (40) Trading Days or, with the approval of the Swiss Takeover Board (the TOB), beyond forty (40) Trading Days. If the Offer is successful, after the expiration of the (possibly extended) Offer Period, there will be an additional acceptance period of ten (10) Trading Days for the subsequent acceptance of the Offer (the Additional Acceptance Period).
Assuming that the Offer Prospectus will be published on August 27, 2020 and applying the minimum periods above, the Offer Period would run from about September 11, 2020 until about 4 p.m. Swiss time on October 8, 2020, and the Additional Acceptance Period would run from about October 15, 2020 until about 4 p.m. Swiss time on October 28, 2020.
D.    Offer Conditions, Waiver of Offer Conditions and Period for Which the Offer Conditions are in Force and Effect
1.    Offer Conditions
The Offer is expected to be subject to the conditions set forth below (each a Condition):

(a)	Minimum Acceptance Rate: By the end of the (possibly extended) Offer Period, the Offeror shall have received valid and irrevocable acceptances for such number of Sunrise Shares

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representing, when combined with any Sunrise Shares that Liberty Global and its Subsidiaries will own at the end of the (possibly extended) Offer Period (but not including Sunrise Shares held by the Company or any of its Subsidiaries), at least 66 2/3% of the fully diluted share capital of Sunrise as at the end of the (possibly extended) Offer Period (i.e., of all Sunrise Shares issued as at such date plus all Sunrise Shares the issuance of which (i) has been resolved by a shareholders' meeting or the board of directors of the Company before such date, or (ii) may occur through the exercise of options or conversion or other rights for the issuance, acquisition, transfer or receipt of Sunrise Shares which are issued at, or the issuance of which has been resolved by the shareholders' meeting or the board of directors of the Company before, such date).

(b)
Merger Clearances and Other Approvals: All waiting periods applicable to the acquisition of the Company by the Offeror shall have expired or been terminated and all competent merger control and other authorities and, if applicable, courts in all jurisdictions shall have approved or cleared or, as the case may be, not prohibited or objected to, the Offer, its Settlement and the acquisition of the Company by the Offeror (each such expiration or termination of a waiting period, approval, clearance, non-prohibition or non-objection, a Clearance). No condition, restriction or undertaking shall have been imposed on Liberty Global, the Company and|or any of their Subsidiaries in connection with any Clearance, and no Clearance shall be subject to any condition, restriction or undertaking on any of them that, individually or together with any other condition, restriction or undertaking or other facts, occurrences, circumstances or events would reasonably be capable of causing a Material Adverse Effect (as defined below) on Liberty Global, the Company, any of their Subsidiaries or on the combined group consisting of Liberty Global, its Subsidiaries and the Sunrise Group when aggregating all respective effects on Liberty Global, all of its Subsidiaries and the Sunrise Group.

(c)
No Injunction or Prohibition: No judgment, award, decision, order or other authoritative measure shall have been issued temporarily or permanently, in full or in part, preventing, prohibiting or declaring illegal the Offer, its acceptance, the Settlement or the acquisition of the Company by the Offeror.

(d)
No Material Adverse Effect: By the end of the (possibly extended) Offer Period, no facts, occurrences, circumstances or events shall have arisen or occurred, and no facts, occurrences, circumstances or events shall have been disclosed or reported by the Company or otherwise come to Libery Global's or the Offeror's attention which, individually or together with any other facts, occurrences, circumstances, events or conditions, restrictions or undertakings, would reasonably be capable of having a Material Adverse Effect on the Company, any of its Subsidiaries or on the Sunrise Group, taken as a whole.

A Material Adverse Effect means a reduction of:

•
    the annual consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) of CHF 66.8 million – corresponding to 10% of the adjusted EBITDA of the Sunrise Group in the financial year 2019 as per the Company's annual report 2019 – or more; or

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•
    the annual consolidated revenue of CHF 108.6 million – corresponding to 7% of the annual consolidated revenue excluding hardware and hubbing of the Sunrise Group in the financial year 2019 as per the Company's annual report 2019 – or more; or

•
the consolidated total equity of CHF 134.1 million – corresponding to 10% of the consolidated total equity of the Sunrise Group as of December 31, 2019 as per the Company's annual report 2019 – or more.

(e)
Registration in the Share Register of the Company: The board of directors of the Company shall have resolved to register the Offeror and|or any other company controlled and designated by Liberty Global in the Company's share register as shareholder(s) with voting rights with respect to all Sunrise Shares that Liberty Global or any of its Subsidiaries has acquired or may acquire (with respect to Sunrise Shares to be acquired in the Offer, subject to all other Conditions having been satisfied or waived), and the Offeror and|or any other company controlled and designated by Liberty Global shall have been registered in the share register of the Company as shareholder(s) with voting rights with respect to all Sunrise Shares acquired.

(f)
Resignation and Appointment of Members of the Board of Directors of the Company: All members of Sunrise's board of directors shall have resigned from their functions on the board of directors of the Company and its Subsidiaries with effect from and subject to the Settlement, and a duly convened general meeting of the Company's shareholders shall have elected the persons nominated by the Offeror to the Company's board of directors with effect from and subject to the Settlement.

(g)	No Adverse Resolutions by the General Meeting of Shareholders of the Company: The general meeting of shareholders of the Company shall not have:

(A)
resolved or approved any dividend, other distribution or capital reduction or any acquisition, spin-off (Abspaltung), transfer of assets and liabilities (Vermögensübertragung) or other disposal of assets (x) with an aggregate value or for an aggregate consideration of more than CHF 406.2 million (corresponding to 10% of the consolidated total assets of the Sunrise Group as of December 31, 2019, as per the Company's annual report 2019), or (y) contributing in the aggregate more than CHF 66.8 million to the annual consolidated EBITDA (corresponding to 10% of the adjusted EBITDA of the Sunrise Group in the financial year 2019, as per the Company's annual report 2019);

(B)	resolved or approved any merger, demerger (Aufspaltung) or ordinary, authorized or conditional increase of the share capital of the Company; or

(C)	adopted any amendment of the articles of association of the Company to introduce any transfer restrictions (Vinkulierung) or voting limitations (Stimmrechtsbeschränkungen).

(h)
No Acquisition or Sale of Material Assets or Incurrence or Repayment of Material Indebtedness: With the exception of the obligations that have been made public prior to the date of this Pre-Announcement or that are related to the Offer or arise from the Settlement, between

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December 31, 2019, and the transfer of control to the Offeror, the Company and its Subsidiaries shall not have undertaken to acquire or sell (or have acquired or sold) any assets or have undertaken to incur or repay (or have incurred or repaid) any indebtedness in the aggregate amount or aggregate value of more than CHF 406.2 million (corresponding to 10% of the consolidated total assets of the Sunrise Group as of December 31, 2019, as per the Company's annual report 2019).
2.    Waiver of Offer Conditions
The Offeror reserves the right to waive, in whole or in part, one or more of the Conditions.
3.    Period for Which the Offer Conditions are in Force and Effect
Conditions (a) and (d) shall be in force and in effect until the expiration of the (possibly extended) Offer Period.
Conditions (b), (c), (g) and (h) shall be in force and effect until the Settlement.
Conditions (e) and (f) shall be in force and effect until the Settlement or, if earlier, until the date when the applicable corporate body of the Company has taken the required resolution mentioned therein.
If any of the Conditions (a) or (d) have not been satisfied or waived by the end of the (possibly extended) Offer Period, the Offer will be declared unsuccessful.
If the respective corporate body of the Company resolves on the matters specified in Conditions (e) or (f) prior to the expiration of the (possibly extended) Offer Period and any of the Conditions (e) or (f) have not been satisfied or waived (with respect to the resolutions of corporate bodies mentioned therein) by the end of the (possibly extended) Offer Period, the Offer will be declared unsuccessful.
If the Condition (b) has not been satisfied or waived by the anticipated Settlement Date, the Offeror is obliged to postpone the Settlement for a period of up to four months after the expiration of the Additional Acceptance Period (the Postponement). If any of the Conditions (c), (g) or (h) or, if and to the extent still applicable (see preceding paragraphs), any of the Conditions (e) or (f), have not been satisfied or waived by the anticipated Settlement Date, the Offeror shall be entitled to declare the Offer unsuccessful or to declare a Postponement. During the Postponement, the Offer shall continue to be subject to the Conditions (b), (c), (g) and (h) and, if and to the extent still applicable (see preceding paragraphs), Conditions (e) and (f), as long as, and to the extent, such Conditions have not been satisfied or waived. Unless the Offeror applies for, and the TOB approves, an additional postponement of the Settlement, the Offeror will declare the Offer unsuccessful if such Conditions have not been satisfied or waived during the Postponement.

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II.    Offer Restrictions
A.    General
The Offer will not be made, directly or indirectly, in any country or jurisdiction in which the Offer would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Liberty Global or any of its Subsidiaries to change or amend the terms or conditions of the Offer in any way, to make an additional filing with any governmental, regulatory or other authority or take additional action in relation to the Offer. It is not intended to extend the Offer to any such country or jurisdiction. Any such document relating to the Offer must neither be distributed in any such country or jurisdiction nor be sent into such country or jurisdiction, and must not be used for the purpose of soliciting the purchase of securities of the Company by any person or entity resident or incorporated in any such country or jurisdiction.
This Pre-Announcement does not constitute the Offer. The Offeror will disseminate the Offer Prospectus (with full Offer terms and conditions) as required by applicable law, and the shareholders of the Company should review the Offer Prospectus and all other documents relating to the Offer carefully. The Offer may not be accepted before publication of the Offer Prospectus and expiration of a cooling-off period of ten (10) Trading Days (if not extended by the TOB), which will run from the Trading Day immediately after the publication date of the Offer Prospectus.
According to Swiss law, Sunrise Shares tendered into the Offer may generally not be withdrawn after they are tendered except under certain circumstances, in particular in case a competing offer for the Sunrise Shares is launched.
B.    Notice to U.S. Holders
The Offer will be made for the registered shares of the Company, a Swiss company whose shares are listed on the SIX, and is subject to Swiss disclosure and procedural requirements, which are different from those of the United States of America (the U.S.). The Offer will be made in the U.S. pursuant to Section 14(e) of, and Regulation 14E under, the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), subject to the exemptions provided by Rule 14d-1 and Rule 14e-5 under the U.S. Exchange Act and any exemptions from such requirements granted by the U.S. Securities and Exchange Commission (the SEC), and otherwise in accordance with the requirements of Swiss law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and laws. Holders of Sunrise Shares resident in the U.S. (each a U.S. Holder) are urged to consult with their own Swiss advisors regarding the Offer.
In accordance with the laws of Switzerland and subject to applicable regulatory requirements, Liberty Global and its Subsidiaries and affiliates or their respective nominees or brokers (acting as agents for the Offeror) may from time to time after the date of the Offer Prospectus, and other than pursuant to the Offer, directly or indirectly, purchase or arrange to purchase Sunrise Shares or any securities that are convertible into, exchangeable for or exercisable for Sunrise Shares from

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shareholders of the Company who are willing to sell their Sunrise Shares outside the Offer from time to time, including purchases in the open market at prevailing prices or in private transactions at negotiated prices, and shall comply with applicable laws and regulations in Switzerland and applicable U.S. securities laws, rules and regulations and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act. Any such purchases will not be made at prices higher than the Offer Price or on terms more favorable than those offered pursuant to the Offer unless the Offer Price is increased accordingly. Any information about such purchases or arrangements to purchase will be publicly disclosed in the U.S. on https://www.nationalconnectivitychallenger.ch/#for-investors to the extent that such information is made public in accordance with the applicable laws and regulations of Switzerland. In addition, the financial advisors to the Company and, subject to applicable Swiss and U.S. securities laws, rules and regulations and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act, the financial advisors to Liberty Global and its affiliates may also engage in ordinary course trading activities in securities of the Company, which may include purchases or arrangements to purchase such securities.
It may be difficult for U.S. Holders to enforce their rights and any claim arising out of U.S. securities laws, since the Offeror and the Company are located in a non-U.S. jurisdiction, and some or all of their officers and directors may be residents of a non-U.S. jurisdiction. U.S. Holders may not be able to sue a non-U.S. company or its officers or directors in a U.S. or non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.
The receipt of cash pursuant to the Offer by a U.S. Holders may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local laws, as well as foreign and other tax laws. Each U.S. Holder of the Company is urged to consult his or her independent professional advisor immediately regarding the U.S. tax consequences of an acceptance of the Offer. Neither the SEC nor any securities commission of any State of the U.S. has (a) approved or disapproved of the Offer; (b) passed upon the merits or fairness of the Offer; or (c) passed upon the adequacy or accuracy of the disclosure in this Pre-Announcement. Any representation to the contrary is a criminal offence in the U.S.
C.    American Depositary Shares and American Depositary Receipts
The Offeror is aware that there is an "unsponsored" American Depositary Receipt Program concerning Sunrise Shares. The Offer will not be made for American Depositary Shares representing Sunrise Shares (ADSs), nor for American Depositary Receipts evidencing such ADSs (ADRs). However, the Offer will be made for the Sunrise Shares that are represented by the ADSs. Holders of ADSs and ADRs are encouraged to consult with the appropriate depositary regarding the tender of Sunrise Shares that are represented by ADSs. The Offeror is unaware of whether any respective depositary will make arrangements to tender the underlying Sunrise Shares into the Offer on behalf of holders of ADSs or ADRs.
Generally, holders of ADSs may be able to present their ADSs to the appropriate depositary for cancellation and (upon compliance with the terms of the deposit agreement relating to the

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"unsponsored" American Depositary Receipt Program concerning Sunrise Shares, including payment of the depositary’s fees and any applicable transfer fees, taxes and governmental charges) delivery of Sunrise Shares to them, in order to become shareholders of the Company. The Sunrise Shares delivered to holders of ADSs upon such cancellation may then be tendered into the Offer. Holders of ADSs should consult with the relevant depositary regarding their ability to obtain the underlying Sunrise Shares and the applicable procedures. Holders of ADSs should be aware, however, that in order to tender in this manner, they may need to have an account in Switzerland into which the Sunrise Shares can be delivered.
D.    United Kingdom
The communication of this Offer document is not being made by, and has not been approved by, an authorised person for the purposes of Section 21 of the Financial Services and Markets Act 2000. In the United Kingdom (U.K.), this communication and any other offer documents relating to the Offer is|will be directed only at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order), (ii) falling within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). No communication in respect of the Offer must be acted on or relied on by persons who are not relevant persons. The Offer, any investment or investment activity to which this communication relates is|will be available only to relevant persons and will be engaged in only with relevant persons.
E.    Australia, Canada and Japan
The Offer will not be addressed to shareholders of the Company whose place of residence, seat or habitual abode is in Australia, Canada or Japan, and such shareholders may not accept the Offer.

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III.    Additional Information
Additional information on the Offer is expected to be published electronically through the same media.

Identification

	Security Number	ISIN	Ticker Symbol
Registered shares with a nominal value of CHF 1.00 each of Sunrise	26'729'122	CH0267291224	SRCG
August 12, 2020

Financial Advisors

Offer Manager